Exhibit 10.6

Execution Version

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of January 19, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between Jaws Juggernaut Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and Juggernaut Sponsor LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit (the “Units”) consisting of one Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Shares, and, together with the Class B Shares (as defined below), the “Ordinary Shares”), and one-quarter of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A Share at an exercise price of $11.50 per Class A Share.

WHEREAS, the Purchaser has agreed to purchase (i) an aggregate of 3,300,000 warrants (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Class A Share at an exercise price of $11.50 per Class A Share and (ii) 5,750,000 shares of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Shares,” and, together with the Private Placement Warrants, the “Securities”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Securities.

A. Authorization of the Securities. The Company has duly authorized the issuance and sale of the Securities to the Purchaser.

B.	Purchase and Sale of the Securities.

(i) For the sum of $6,625,000 (the “Purchase Price”), which the Company hereby acknowledges receiving in cash, the Company hereby issues the Securities to the Purchaser, and the Purchaser hereby purchases the Securities from the Company, on the terms and subject to the conditions, including regarding forfeiture, set forth in this Agreement. Concurrently with the Purchaser’s execution of this Agreement, the Company shall, at its option, deliver to the Purchaser one or more certificates (the “Original Certificates”) registered in the Purchaser’s name representing the Securities or effect such delivery in book-entry form.

C.	Terms of the Securities.

(i) Each Private Placement Warrant shall have the terms set forth on Exhibit A attached hereto and other customary terms for private placement warrants issued to sponsors of special purpose acquisition companies that will be set forth in a Warrant Agreement to be entered into by the Company and a warrant agent in connection with the Public Offering (the “Warrant Agreement”). The Private Placement Warrants shall be subject to potential forfeiture as set forth on Schedule I attached hereto in connection with the closing of the Public Offering.

(ii) The Class B Shares will be convertible into Class A Shares on the terms and conditions provided in the Company’s amended and restated memorandum and articles of association (the “Articles”) to be adopted in connection with the Public Offering. The Class B Shares shall be subject to forfeiture as set forth on Schedule I attached hereto in connection with the closing of the Public Offering.

(iii) If any Securities are forfeited in accordance with this Section 1(C), then after such time the Purchaser (or its successor in interest) shall no longer have any rights as a holder of such forfeited Securities, and the Company shall take such action as is appropriate to cancel such forfeited Securities.

(iv) In the event an adjustment to the Original Certificates, if any, is required pursuant to this Section 1(C), then the Purchaser shall return such Original Certificates to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising the Purchaser of such adjustment, following which new certificates (the “New Certificates”), if any, shall be issued in such amount representing the adjusted number of Securities held by the Purchaser. The New Certificates, if any, shall be returned to the Purchaser as soon as practicable. Any such adjustment for any uncertificated Securities held by the Purchaser shall be made in book-entry form.

(v) At the time of the pricing of the Public Offering, the Company, the Purchaser and any other holders of Class B Shares shall enter into a registration rights agreement (the “Registration Rights Agreement”) on customary terms pursuant to which the Company will grant certain registration rights relating to, among others, the Private Placement Warrants, the Class A Shares underlying the Private Placement Warrants and the Class A Shares issuable upon the conversion of the Class B Shares.

(vi) The Purchaser hereby waives any and all rights to redeem the Class B Shares for a portion of the amounts held in the trust account into which substantially all of the proceeds of the Public Offering will be deposited (the “Trust Account”) in the event of the Company’s failure to timely complete an initial business combination, an extension of the time period to complete an initial business combination or upon the consummation of an initial business combination. For purposes of clarity, in the event the Purchaser purchases Class A Shares included in the Units (“Public Shares”), either in the Public Offering or in the aftermarket, any Public Shares so purchased shall be eligible to be redeemed for a portion of the amounts held in the Trust Account in the event of the Company’s failure to timely complete an initial business combination (but, for the avoidance of doubt, not in connection with an extension of the time period to complete an initial business combination or upon the consummation of an initial business combination).

(vii) The parties hereto acknowledge and agree that, for all U.S. federal (and applicable state, local, and foreign) income tax purposes, with respect to any forfeiture of (or other adjustments with respect to) any Securities or any refund made by the Company, in each case, pursuant to this Section 1, (a) such forfeiture (or other adjustment) or refund is integral to the terms of the Securities; (b) except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Internal Revenue Code of 1986, as amended (“Code”), or any similar provision of state, local or foreign law) or a change in applicable law, (A) the parties hereto shall treat such forfeiture (or other adjustment) or refund as an adjustment to the Purchase Price, and (B) no such forfeiture (or other adjustment) or refund shall constitute or give rise to any actual, constructive or deemed distribution under Section 305 or any other provision of the Code (or any similar provision of state, local or foreign law). The parties hereto shall file all tax returns and otherwise report for tax purposes consistently with the preceding sentence except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign law) or a change in applicable law.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Securities, the Company hereby represents and warrants to the Purchaser that:

A. Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B.	Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Securities have been duly authorized by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principals of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii) The execution and delivery by the Company of this Agreement and the Securities, the issuance and sale of the Securities, the issuance of the Class A Shares upon exercise of the Private Placement Warrants, the conversion of the Class B Shares and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Articles in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and upon registration in the Company’s register of members, the Class A Shares issuable upon exercise of the Private Placement Warrants and the Class B Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and upon registration in the Company’s register of members, the Purchaser will have good title to the Securities and the Class A Shares issuable upon exercise of the Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Securities to the Purchaser, the Purchaser hereby represents and warrants to the Company that:

A. Organization and Requisite Authority. The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of Delaware. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B.	Authorization; No Breach.

(i) This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not violate, conflict with or result in a breach by the Purchaser of its corporate governance documents or the terms, conditions or provisions of any agreement, indenture, instrument, order, judgment or decree to which the Purchaser is subject.

C.	Investment Representations.

(i) The Purchaser is acquiring the Securities and, upon exercise of the Private Placement Warrants, the Class A Shares issuable upon such exercise, for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act. The Purchaser acknowledges the sale contemplated hereby is being made in reliance on the private placement exemption in Section 4(a)(2) of the Securities Act and/or Regulation D and similar exemptions under state law. The Purchaser is purchasing the Securities solely for investment purposes, for the Purchaser’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) No governmental, administrative or other third-party consents or approvals are required, necessary or appropriate on the part of the Purchaser in connection with the transactions contemplated by this Agreement.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities. In determining whether to make this investment, the Purchaser has relied solely on the Purchaser’s own knowledge and understanding of the Company and its business based upon Purchaser’s own due diligence investigation. The Purchaser understands that no person has been authorized to make any representations other than as set forth in this Agreement and the Purchaser has not relied on any other written or oral representations relating to the business, finances and operations of the Company in making its investment decision.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; (b) the certificates or book-entries representing the Securities will contain a legend or notation in respect of such restrictions; and (c) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While the Purchaser understands that Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, the Purchaser understands that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8- K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. The Purchaser agrees that if any transfer of the Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Purchaser may be required to provide to the Company an opinion of counsel satisfactory to the Company.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

Section 4. Restrictions on Transfer

A. Securities Laws Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the pricing of the Public Offering by and between the Purchaser and the Company (which will also contain other agreements with respect to the Securities), Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto, (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) except with respect to transfers to the Company’s directors as described in the Registration Statement on Form S-1 associated with the Company’s IPO, the Company has received an opinion from counsel, reasonably satisfactory to the Company, that registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and all applicable state securities laws.

B. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Class B Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Class B Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Class B Shares subject to this Section 6 or into which such Class B Shares thereby become convertible shall immediately be subject to this Section 6 and Section 1(C) hereof. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Class B Shares subject to this Section 4 and Section 1(C).

Section 5 Termination. This Agreement may be terminated at any time after March 31, 2021 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 6. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the purchase of the Securities.

Section 7. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1 the Company plans to file with the U.S. Securities and Exchange Commission, under the Securities Act.

Section 8. Miscellaneous.

A. Further Assurances. The Purchaser agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

B. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or by certified mail (return receipt requested) or overnight courier service or (ii) by electronic mail, if to the Company, at the address of its principal offices and any electronic mail address as may be designated in writing by the Company and, if to the Purchaser, at its address in the books and records of the Company and any electronic mail address as may be designated in writing by the Purchaser, or to such other addresses as may be designated in writing by the Company or the Purchaser. All such notices, statements or other documents shall be deemed received on the date of receipt by the recipient thereof if received prior to 8:00 p.m. on a business day in the place of receipt. Otherwise, any such notices, statements or other documents shall be deemed to have been received on the next succeeding business day in the place of receipt.

C. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation one or more of its members).

D. Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement to be entered into with respect to the Securities, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Public Offering, embody the entire agreement and understanding between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

E. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

G. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

H. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

I. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
JAWS JUGGERNAUT ACQUISITION CORP.

By:	/s/ Michael Racich
	Name:	Michael Racich
	Title:	Chief Financial Officer

PURCHASER:
JUGGERNAUT SPONSOR LLC

By:	/s/ Michael Racich
	Name:	Michael Racich
	Title:	Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Warrant Terms

Exercise Price:	$11.50 per share, subject to customary adjustments
Expiration:	5 years from closing of initial business combination
Exercisability:	Commencing at the later of 30 days after closing of initial business combination or one year from the closing of the IPO; exercisable for cash or on a cashless basis at the option of the holder

SCHEDULE I

Potential Forfeitures

(i) In the event that (a) the Company determines in its sole discretion to issue fewer than 20,000,000 Units in the Public Offering and/or (b) the underwriters of the Public Offering (the “Underwriters”) do not exercise their over-allotment option (the “Over-Allotment Option”) in full, (X) the Purchaser (or, if applicable, it and/or any transferees of the Private Placement Warrants) shall forfeit a number of Private Placement Warrants (the “Forfeited Warrants”) equal to (1) the number of Units by which the size of the Public Offering was reduced or as to which the Underwriters did not exercise their overallotment option multiplied by (2) 0.2 divided by (3) 2.0, and (Y) the Company shall refund from the Purchase Price to the Purchaser a dollar amount equal to the product of the number of the Forfeited Warrants multiplied by 2.0.

(ii) In the event the Over-Allotment Option is not exercised in full, the Purchaser (or, if applicable, it and/or any transferees of the Class B Shares) shall forfeit any and all rights to such number of Class B Shares (up to an aggregate of 750,000 (as such amount may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) and pro rata based upon the percentage of the Over-Allotment Option exercised) such that immediately following such forfeiture, the Purchaser (collectively with all other initial shareholders of the Company prior to the Public Offering, if any) will own an aggregate of 20% of the issued and outstanding Ordinary Shares immediately following the Public Offering.